UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 4, 2004

                          GAMMACAN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-32835
(Commission File Number)

33-0956433
(IRS Employer Identification No.)

11Ben Gurion St., 54100 Givat Shmuel, Israel
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code  972 3 5774475

San Jose International, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  8.01 Other Events.

On November 4, 2004, Gammacan Ltd. entered into a consulting agreement with PBD Ltd., a company controlled by Vered Caplan, a principal shareholder of Gammacan International, Inc. Pursuant to the terms of the agreement, Gammacan Ltd. will pay PBD a total fee of $50,000 of which $25,000 was paid upon execution of the agreement, $12,500 will be payable 45 days from the date of the agreement and the remaining $12,500 will be payable upon submission by the consultant of a final written report summarizing the services provided the Gammacan Ltd., in a form acceptable to Gammacan Ltd. The services to be provided by PDB are as follows:

Summary of pre-clinical data and collection of historical research data Establish relevant database including the preclinical results generated in the past by ARP Biomed Ltd.
Oncologists survey for cancer indication
Establish contact and in-depth interviews with oncologist to establish the optimal clinical path for the development of IVIg as an anti-cancer drug.

Preparation of clinical trial
Outline protocol for clinical trials as decided in collaboration with the oncologists.

Survey of complementary technologies
Define a strategy for in-licensing of complementary IVIg technologies, including manufacturing techniques and additional uses for IVIg.

Survey of potential IVIg collaborators
Coordinate and execute a survey of the IVIg market, market sizes, competitors, and potential collaborators. This work may involve use of specialized market researches as approved by the Company and at its own expense.

Initiation of contacts with potential partners
Start contact with potential collaborators including arranging presentations and proposing frameworks for collaborations.

ITEM 9.01.  Financial Statements and Exhibits.

10.01    Agreement between Gammacan Ltd. and PBD Ltd., dated as of November 4,
         2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GAMMACAN INTERNATIONAL, INC.


                                             /s/ DAN J. GELVAN
                                             -----------------------------------
                                             Dan J. Gelvan,
                                             Chief Executive Officer


                                             Date: November 4, 2004